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                                                                     Exhibit 5.1

                     [FRIED, BIRD & CRUMPACKER LETTERHEAD]


                                 April 5, 2001


Board of Directors
Sierra Bancorp
86 North Main Street
Porterville, California 93257

Ladies and Gentlemen:

     We have acted as counsel to Sierra Bancorp, a California corporation (the "Company"), in connection with the proposed registration under the Securities Act of 1933, as amended, of a maximum of 9,212,280 shares of common stock, no par value, (the "Shares") of the Company, which are proposed to be issued by the Company in connection with the merger of a new wholly-owned subsidiary of the Company with and into Bank of the Sierra, a California banking corporation (the "Reorganization"). The shares will be issued pursuant to a Plan of Reorganization and Agreement of Merger by and among the Company, Bank of the Sierra and Sierra Merger Corporation dated December 14, 2000 (the "Reorganization Agreement").

     In our capacity as counsel to the Company we have examined such corporate records and other documents, including the registration statement on Form S-4 relating to the Shares (the "Registration Statement") and the Reorganization Agreement, and have reviewed such matters of law as we have deemed necessary.

     On the basis of the foregoing, and in reliance thereon and subject to the assumptions, qualifications, exemptions and limitations expressed herein, we are of the opinion that when the Shares are issued in accordance with the terms of the Reorganization Agreement, the Shares will be duly authorized, legally issued, fully paid and non-assessable shares of the Company's common stock.

     This opinion is limited to the present laws of the State of California and of the United States of America, and the corporate law of the State of California.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Registration Statement.


                                          Sincerely,


                                          /s/ Fried, Bird & Crumpacker, P.C.